Exhibit 31.4

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Milan Rao, Global Chief Operating Officer and Chief Financial Officer of SS Innovations International, Inc., a Florida corporation (the “Registrant”), certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2025, of the Registrant; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 31, 2026	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Milan Rao
Milan Rao Global Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)